UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2005

Fellows Energy Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-33321	33-0967648
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

370 Interlocken Boulevard, Suite 400, Broomfield, Colorado 80021
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 327-1525

Copies to:
Marc Ross, Esq.
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2005, Fellows Energy Ltd. (the “Company”) closed a financing pursuant to a securities purchase agreement with two accredited investors for the issuance of $3,108,000 in face amount of debentures maturing December 21, 2008, and three year warrants to purchase common stock of the company. The debentures do not accrue interest and the investors paid $2,174,947.52 for the debentures. A commission of 8% on $2,000,000 raised was paid by the Company to HPC Capital Management (a registered broker-dealer) in connection with the transaction, and the Company placed $50,000 in escrow for the payment of future legal fees, resulting in net proceeds to the Company of $1,964,947.52 before the Company’s legal fees. Net proceeds will be used by the Company for general working capital.

The debentures are unsecured and the Company is obligated to pay 1/24th of the face amount of the debenture on the first of every month, starting January 1, 2006, which payment can be made in cash or in restricted common stock of the Company. The Company may pay this amortization payment in cash or in stock at the lower of $0.75 per share (the “Set Price”) or 80% of the volume weighted average price of the Company’s stock for the five trading days prior to the repayment date, provided that there is an effective registration statement and the monthly conversion price is greater of than $0.60. In the event that the Company makes the payment in cash, the company shall pay 110% of the monthly redemption amount.

At any time, the debentures are convertible to restricted common stock of the Company at the Set Price.

At any time after 90 days from the date that a registration statement registering the shares of common stock underlying the debentures and warrants is declared effective (the “Effective Date”), and if certain conditions are met, the Company has the right to redeem some or all of the debentures in a cash amount equal to 110% of the face amount of the debentures being redeemed.

After the Effective Date, if the closing price for our common stock exceeds 250% of the Set Price for 20 consecutive trading days, the Company can require the holders to convert some or all of the debentures at the Set Price.

In the event of default, the investors may require payment, which shall be the greater of: (A) 130% of the principal amount of the face amount of the debenture to be prepaid, or (B) the principal amount of the debenture to be prepaid, divided by the conversion price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is less, multiplied by the closing price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is greater

The Company issued warrants to the investors, expiring September 21, 2008, to purchase 2,072,000 shares of restricted common stock, at a price per share of $0.80. The number of shares underlying the warrants equals 50% of the shares issuable on full conversion of the debentures at the set price (as if the debentures were so converted on September 21, 2005). In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below the exercise price, with the exception of any securities issued pursuant to a stock or option plan adopted by the Company’s board of directors, issued in connection with the debentures issued pursuant to the securities purchase agreement, or securities issued in connection with acquisitions or strategic transactions. Upon an issuance of shares of common stock below the exercise price, the exercise price of the warrants will be reduced to equal the share price at which the additional securities were issued and the number of warrant shares issuable will be increased such that the aggregate exercise price payable for the warrants, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

Warrants to purchase 100,000 shares, at the same price and for the same term as the warrants issued to the investors, have been issued to HPC Capital Management as additional compensation for its services in connection with the transaction with the investors.

After the Effective Date, if in any period of 20 consecutive trading days the Company’s stock price exceeds 250% of the warrants’ exercise price, all of the warrants shall expire on the 30th trading day after the Company sends a call notice to the warrant holders. If at any time after one year from the date of issuance of the warrants there is not an effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the warrants, then the holder may exercise the warrant at such time by means of a cashless exercise. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds.

The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investors’ position.

The investors have agreed to restrict their ability to convert their debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Company has agreed to file a registration statement with the Securities and Exchange Commission within 30 days of the effectiveness of the registration statement filed on August 10, 2005 (file no. 333-127413) to cover the future sale by the investors of the shares issuable in payment and/or conversion of the debentures, and the shares issuable on exercise of the warrants. If the registration statement is not filed within such 30 day period or if the registration statement is not declared effective within 120 days from the date of filing, we are required to pay liquidated damages to the investors. The registration statement also will cover the future sale by HPC Capital Management of the shares issuable on exercise of the warrants issued to HPC in connection with the transaction.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

                Not applicable.

(c)	Exhibits.

Exhibit Number	Description
4.1	Form of Securities Purchase Agreement by and among Fellows Energy Ltd. and the investors.
4.2	Form of Debenture.
4.3	Form of Warrant.
4.4	Form of Registration Rights Agreement by and among Fellows Energy Ltd. and the investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fellows Energy Ltd.

Date: September 22, 2005	By:	/s/ George S. Young

Chief Executive Officer